Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to our firm  under  the  captions  "Financial
Highlights" in the Institutional Class and Class A Shares Prospectus of Golden Oak Growth Portfolio, Golden Oak Value Portfolio, Golden Oak Small Cap Value Portfolio, Golden Oak International Equity Portfolio, Golden Oak
Intermediate-Term Income Portfolio, Golden Oak Michigan Tax Free Bond Portfolio and Golden Oak Prime Obligation Money Market Portfolio (the seven funds comprising Golden Oak Family of Funds) and "Independent Auditors" and "Financial Information" in the Institutional Class and Class A Shares Statement of Additional Information for the Golden Oak Growth Portfolio, Golden Oak Value Portfolio, Golden Oak Small Cap Value Portfolio, Golden Oak International Equity Portfolio, Golden Oak Intermediate-Term Income Portfolio, Golden Oak Michigan Tax Free Bond Portfolio and Golden Oak Prime Obligation Money Market Portfolio, and to the incorporation by reference of our report dated March 11, 2003, in Post Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 333-90412) of Golden Oak Family of Funds.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
March 24, 2003